Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the President and Chief Executive Officer and the Chief Financial Officer of Scio Diamond Technology Corporation (the “Company”), each certify that, to his knowledge on the date of this certification:
1.              The annual report of the Company for the period ended March 31, 2015 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date:	June 29, 2015	/s/ Gerald McGuire
By: Gerald McGuire
Its: Chief Executive Officer (Principal Executive Officer)

Date:	June 29, 2015	/s/ Jonathan Pfohl
By: Jonathan Pfohl
Its: Chief Financial Officer (Principal Financial Officer)